Exhibit 13.1

Certification Pursuant to 18 U.S.C Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of SciVac Therapeutics Inc. on Form 20-F for the year ended December 31, 2015 (the “Report”), each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SciVac Therapeutics Inc.

A signed original of this written statement required by Section 906 has been provided to SciVac Therapeutics Inc. and will be retained by SciVac Therapeutics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 30, 2016

By:	/s/ Curtis A. Lockshin
Curtis A. Lockshin
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ James J. Martin
James J. Martin
Chief Financial Officer
(Principal Financial Officer)